UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2010

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   OTHER EVENTS.

On December 23, 2009, a complaint was filed in the United States District Court in the Southern District of New York by R. Davis Howe (“Howe”) against The Bank of New York Mellon (“BNYM”), Bimini Capital Management, Inc. (“us” or the “Company”), Hexagon Securities, LLC (“Hexagon”) and Preferred Term Securities XX, Ltd. (“PreTSL XX”).  The complaint has not yet been served on us..

The complaint was filed with respect to the offer to purchase (the “Offer”) $24 million in liquidation preference amount of trust preferred capital securities (“TruPS”) that had been issued by Bimini Capital Trust II in October 2005 from PreTSL XX, a collateralized debt obligation collateralized by, among other securities, the TruPS.  Pursuant to the offer, we acquired the TruPS in October 2009 from PreTSL XX for $10.8 million in cash, or $450 per $1,000 in principal amount of TruPS held by PreTSL XX.  In conjunction with the Offer, the Company offered separate consideration to the holders of PreTSL XX’s Class A-1 and Class A-2 Senior Notes, which, taken together, constitute the most senior classes of holders of PreTSL XX’s capital structure and were the only holders entitled to vote on the Offer, in exchange for their consent to direct the trustee of PreTSL XX to accept the Offer (the “Consenting Senior Holders”).  In addition to the $10.8 million it paid for the TruPS, the Company has paid separate consideration to the Consenting Senior Holders of approximately $3.3 million, or $8.635 per $1,000 in principal amount of Senior Notes held by each Consenting Senior Holder who requested such consideration.  Please see our Form 8-K, dated October 21, 2009 for additional information about the Offer.

The complaint alleges that the Offer for the TruPS was not completed in accordance with the terms of the Indenture dated as of December 15, 2005 between PreTSL XX and BNYM, as trustee.  Specifically, the complaint alleges that BNYM breached the Indenture and its fiduciary duties thereunder, and that we and Hexagon aided and abetted such breaches and interfered with the Indenture.  The complaint seeks monetary damages for losses incurred by Howe (as an alleged owner of certain securities issued by PreTSL XX) and by PreTSL XX as well as rescission of our purchase of the TruPS in the Offer.

We are currently evaluating the claims contained in the complaint.  If the complaint is served on us, we intend to vigorously defend the lawsuit.  It is not possible to determine with any certainty at this point in time whether we have any potential exposure in connection with this complaint, and if so the amount of any such exposure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer